As filed with the Securities and Exchange Commission on November 29, 2023

Registration No. 333–_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ESCO TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Missouri	43-1554045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9900A Clayton Road

St. Louis, Missouri 63124

(Address of principal executive offices, including zip code)

Esco Technologies Inc.
2018 Omnibus Incentive Plan

(Full title of the plan)

David M. Schatz, Esq.

Senior Vice President, Secretary and General Counsel

9900A Clayton Road

St. Louis, Missouri 63124

(314) 213-7200

(Name, address and telephone number, including area code, of agent for services)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (do not check if a smaller reporting company	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF EARLIER REGISTRATION STATEMENT

This registration statement relates to the registration of 550,000 additional shares of the common stock, par value $0.01 per share, of ESCO Technologies Inc. (the “Company”), reserved for issuance under the Company’s 2018 Omnibus Incentive Plan. The contents of the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on February 14, 2018 (File No. 333-223029) are incorporated herein by reference, except as the same may be modified by the information set forth below and in the exhibits hereto.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the registrant (the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed on November 29, 2023.
(b)	The Company’s Current Reports on Form 8-K filed on October 3, 2023, November 16, 2023 and November 20, 2023.
(c)	The description of the Company’s Common Stock contained in Exhibit 4.1(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on November 29, 2019.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that it is modified or superseded by a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated herein by reference.

Item 8.	Exhibits.

(a)       The following documents are filed as exhibits to this registration statement; exhibit numbers correspond to the exhibit table in Item 601 of Regulation S-K:

Exhibit Number	Description	Document Location

4.1(a)	Restated Articles of Incorporation	Exhibit 3(a) to the Company’s Form 10-K for the fiscal year ended September 30, 1999

4.1(b)	Amended Certificate of Designation, Preferences and Rights of Series A Participating Cumulative Preferred Stock	Exhibit 4(e) to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2000

4.1(c)	Articles of Merger, effective July 10, 2000	Exhibit 3(c) to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2000

4.1(d)	Amendment to Articles of Incorporation, effective February 5, 2018	Exhibit 3.1 to the Company’s Form 8-K filed February 7, 2018

4.2	Bylaws	Exhibit 3.1 to the Company’s Form 8-K filed November 22, 2022

4.3	Description of Common Stock	Exhibit 4.1(a) to the Company’s Form 10-K for the fiscal year ended September 30, 2019

4.4	Specimen revised Common Stock Certificate	Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010

4.5	Amended and Restated Credit Agreement dated as of August 30, 2023, among ESCO Technologies Inc., the foreign subsidiary Borrowers party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, and certain other Lenders and Departing Lenders as defined therein	Exhibit 10.1 to the Company’s Form 8-K filed September 6, 2023

5	Opinion of counsel as to legality of securities being registered	Filed herewith

23.1	Consent of independent registered public accounting firm (Grant Thornton LLP)	Filed herewith

23.2	Consent of independent registered public accounting firm (KPMG LLP)	Filed herewith

23.3	Consent of Counsel	Included in Exhibit 5

24	Powers of attorney	Included on the signature page hereto

107	Filing Fee Table	Filed herewith

(b)       See Exhibit 107 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladue, State of Missouri, on November 29, 2023.

ESCO TECHNOLOGIES INC.

By:	/s/ David M. Schatz
David M. Schatz
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Christopher L. Tucker, David M. Schatz and Jeffrey D. Fisher, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Bryan H. Sayler	President and Chief Executive Officer and Director	November 29, 2023
Bryan H. Sayler	(Principal Executive Officer)

/s/Christopher L. Tucker	Senior Vice President and Chief Financial Officer	November 29, 2023
Christopher L. Tucker	(Principal Financial Officer)

/s/Patrick M. Dewar	Director	November 29, 2023
Patrick M. Dewar

/s/Janice L. Hess	Director	November 29, 2023
Janice L. Hess

/s/Vinod M. Khilnani	Director	November 29, 2023
Vinod M. Khilnani

/s/Leon J. Olivier	Director	November 29, 2023
Leon J. Olivier

/s/Robert J. Phillippy	Director	November 29, 2023
Robert J. Phillippy

/s/James M. Stolze	Director	November 29, 2023
James M. Stolze

/s/Gloria L. Valdez	Director	November 29, 20233
Gloria L. Valdez